Exhibit 10.2


                                 US$15,000,000

                               CREDIT AGREEMENT

                           Dated as of June 1, 2001

                                     among

                   SPAL INDUSTRIA BRASILEIRA DE BEBIDAS, S.A

                                 as Borrower
                                 -----------

                                      and

                          PANAMERICAN BEVERAGES INC.

                                 as Guarantor
                                 ------------

                                     and

               CITIBANK, N.A. -- INTERNATIONAL BANKING FACILITY

                                    as Bank
                                    -------



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                               CREDIT AGREEMENT

                                            Dated as of June 1, 2001

SPAL INDUSTRIA BRASILEIRA DE BEBIDAS, S.A. a company organized and existing under the laws of the Federative Republic of Brazil (the "Borrower"), PANAMERICAN BEVERAGES, INC., a company organized and existing under the laws of the Republic of Panama (the "Guarantor"), and CITIBANK, N.A. -- INTERNATIONAL BANKING FACILITY, an international banking facility of a United States national banking association organized and existing under the laws of the United States (the "Bank"), hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" means each of the disbursements to be made by the Bank in United States Dollars at the request of the Borrower in accordance with
Section 2.01 hereof, or as the context may require, the principal amount of such disbursement from time to time outstanding.

     "Business Day" means a day on which banks are not required or authorized to close in New York City or Sao Paulo, Brazil.

     "Citibank London" means the main office in London, England of Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, which office is located on the date hereof at Citibank House, 336 Strand, London WC2R 1HB, England.

     "Citibank-NY" means the branch of Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, located at 399 Park Avenue, New York, New York 10043, United States of America.

     Consolidated Net Worth" means, for any date the consolidated stockholders' equity of the Guarantor and its Subsidiaries (set forth on the line "total shareholders' equity" on the Guarantor's balance sheet) on such date.

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     "Disbursement Date" for an Advance means the date on which the Advance is made by the Bank to the Borrower pursuant to Section 2.01.

     "Indebtedness" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted Brazilian accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guarantees in respect of indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above.

     "Interest Payment Date" means, with respect to each Interest Period, the last day of such Interest Period.

     "Interest Period" means, with respect to each Advance, the period of approximately six months used as the basis of computation of interest on an Advance, beginning with the Disbursement Date of such Advance and ending on but not including the day six months thereafter; and thereafter the interest periods shall begin on such final day and end but not include the day which is six months thereafter; provided, that if such Interest Period is scheduled to end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless such extension would cause such Interest Period to end on the next calendar month, in which event such Interest Period shall end on the next preceding Business Day.

     "Six Month LIBOR" as of a given date means the rate offered by Citibank London to prime banks in the London Interbank Market at 11:00 a.m. (London
Time) two London Banking Days prior to that date with reference to advances of six months' tenor of amounts approximately equal to the principal amount of the Advance then outstanding. For this purpose, a "London Banking Day" shall mean a day on which banks are not required or authorized to close in London.

     "Person" means any individual, partnership, company, joint venture, trust, corporation, any government or governmental agency or authority, unincorporated entity, or any other legal entity, including the Borrower and the Guarantor.

     "Subsidiary" means any Person which is directly or indirectly owned or effectively controlled by the Borrower or by the Guarantor.

     "Voting Trust Agreement" means the Voting Trust Agreement among the Shareholders (as defined therein) and the Voting Trustees (as defined therein) party thereto, amended and restated as of April 20, 1993 and further amended on July 15, 1993.

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                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Advances. The Bank agrees, subject to the terms and conditions hereinafter set forth, to provide to the Borrower one or more Advances, which Advance(s) shall not exceed in the aggregate the amount of FIFTEEN MILLION United States Dollars (U.S. $ 15,000,000). Each such Advance shall be made to the account specified in the Addendum executed in connection with that Advance pursuant to Section 2.02(b) below.

     NOTE: It is the policy of the Board of Governors of the Federal Reserve System of the United States that extensions of credit by international banking facilities, such as the Advance, may be used only to finance operations outside the United States of the borrower or of the borrower's affiliates outside the United States. The Borrower shall indicate its understanding of this provision by initialing the blank which follows this paragraph.

Initial:
        -------------------------


     SECTION 2.02. Making the Advances. (a) Each Advance to be made by the Bank to the Borrower under Section 2.01 hereof shall be made on at least two Business Days' notice from the Borrower. Upon fulfillment of the applicable conditions set forth in Article V hereof, the Bank will effect each Advance on the Disbursement Date therefor by forwarding the principal amount thereof to the account instructed by the Borrower.

          (b) With respect to each Advance to be made by the Bank pursuant to this Agreement, in addition to the other conditions precedent specified in
Section 4.01 hereof, the Bank the Borrower and the Guarantor shall execute an Addendum to this Agreement in substantially the form set forth as Exhibit A hereto on or before the Disbursement Date specified in the Addendum for that Advance.

     SECTION 2.03. Repayment of the Advances. The Borrower and/or the Guarantor shall direct payment to the Bank as specified in the Addendum executed in connection with each Advance pursuant to Section 2.02.(b) above, with each such payment to be made in United States Dollars with respect to that Advance in accordance with Section 2.08 below.

     SECTION 2.04. Interest. (a) In addition to its obligation to repay the principal amount of each Advance as set forth in Section 2.03 above, the Borrower and/or the Guarantor shall pay interest on the unpaid principal amount of each Advance from the Disbursement Date therefor until the repayment in full of such principal amount, payable on the Interest Payment Date for each Interest Period.

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          (b) The rate of interest to be applied with respect to each Advance shall be 1.15% (One and fifteen hundredths percent) per annum above Six-Month LIBOR for each relevant determination date and shall be specified in the Addendum executed in connection with that Advance pursuant to Section 2.02(b) above. Notwithstanding anything which may be to the contrary herein or in any such Addendum, any amount which is not paid on the date such amount shall become due and payable hereunder shall bear interest from that due date until the date the Bank receives such amount, at an interest rate equal at all times to 2% (two percent) per annum above Six Month LIBOR (determined as of such due date) for the length of time the relevant payment is not made.

          (c) Notwithstanding anything which may be to the contrary in this
Section 2.04, the rate of interest to be applied to any obligation of the Borrower and/or the Guarantor hereunder shall be the lower of (x) the rate specified in subparagraph (b) above and (y) the highest rate permitted with respect to such obligation under the laws of the State of New York.

          (d) Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     SECTION 2.05. The Notes. Each Advance shall be evidenced by a promissory note (collectively, the "Notes"), payable to the order of the Bank, each in the principal amount of the Advance concerned. Each Note shall be issued by the Borrower and the Guarantor substantially in the form set forth in Exhibit B hereto with the blank spaces appropriately completed. The Borrower and the Guarantor hereby irrevocably authorizes the Bank to date each Note as of the Disbursement Date for the associated Advance.

     SECTION 2.06. Prepayments. The Borrower may, upon at least five Business Day's notice to the Bank stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, without premium or penalty if such prepayment is made on an Interest Payment Date, provided that each partial prepayment shall be in a minimum aggregate principal amount of US$1,000,000 or an integral multiple of US$250,000 in excess thereof and each prepayment shall be applied pro rata among the Advances to the repayment of the principal thereof in the inverse order of maturity, and further provided that prepayments not made on the last day of an Interest Period shall be subject to a fee reflecting costs of Six Month LIBOR breakage to the Bank, if any. Any amount prepaid may not be reborrowed. All prepayments shall be subject to approval of the Central Bank of Brazil.

     SECTION 2.07. Place and Manner of Payments. All amounts due from the Borrower and/or the Guarantor hereunder or under the Notes on account of principal and interest on the Advances, as well as any fees and all other amounts payable by the Borrower and/or the Guarantor hereunder, shall be made not later than 12:00 noon (New York City time) on the day

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when due in lawful money of the United States of America (in freely transferable United States Dollars) to the Bank's account number 36954527 at the principal office of Citibank-NY set forth in Section 1.01(d) above.

     SECTION 2.08. Taxes. (a) Any and all payments made by the Borrower and/or the Guarantor hereunder or under any instrument to be delivered hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States of America or any political subdivision thereof (all such non-excluded taxes hereinafter referred to as "Taxes"). If the Borrower and/or the Guarantor shall be required by law to make any such deduction from any payment hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower and/or the Guarantor shall make such deductions and (iii) the Borrower and/or the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower and the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any instrument delivered hereunder (hereinafter referred to as "Other Taxes").

          (c) The Borrower and the Guarantor will indemnify the Bank for the full amount of Taxes or Other Taxes (including without limitation any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes the Borrower and/or the Guarantor will furnish to the Bank, at its address referred to in Section 6.03, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, the Borrower and/or the Guarantor will furnish to the Bank a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Bank, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of the Borrower and the Guarantor hereunder, the agreements and obligations of the Borrower and the Guarantor contained in subsections (a) through (d) above shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

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     SECTION 2.10. Increased Costs. If due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Advances, then the Borrower and/or the Guarantor shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and to the Guarantor by the Bank, shall be conclusive.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Borrower and the Guarantor. Each the Borrower and the Guarantor represents and warrants as follows:

          (a) It is a company duly incorporated, validly existing and in good standing under the laws of the Federative Republic of Brazil and the Republic of Panama, respectively, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver and to perform all of its obligations under this Agreement and the Notes.

          (b) The execution, delivery and performance by it of this Agreement and the Notes will not (i) violate any provision of any law, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or the Guarantor respectively, or any provision of the charter or by-laws of the Borrower or the Guarantor respectively, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or the Guarantor is a party or by which it or its properties may be bound or affected, or (iii) result in, or require the creation or imposition of, any pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or assets of the Borrower or the Guarantor, and the Borrower and the Guarantor are not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          (c) The balance sheets of it and its Subsidiaries as at December 31, 2000, and the related statements of income and retained earnings of the Borrower and the Guarantor and their Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present the condition (financial or otherwise) of the Borrower and the Guarantor and its respective Subsidiaries as at such date and the business and results of the operations of the Borrower and the Guarantor and its respective Subsidiaries for the period ended on such date, all

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in accordance with generally accepted accounting principles consistently applied; and from the date of the above-referenced financial statements until the date of this Agreement (or, with respect to any Addendum, from the latest financial statements submitted pursuant to Section 7.01(a)(iii) hereof until the date of the respective Addendum), there has been no material adverse change in their business, condition (financial or otherwise) or results of operations.

          (d) There is no pending or threatened investigation, litigation, or proceeding affecting the Borrower or the Guarantor or any of its respective Subsidiaries or affiliates before any court, governmental agency or arbitrator, which may materially adversely affect its business, condition (financial or otherwise) or results of operations, or the business, condition (financial or otherwise) or results of operations of any Subsidiary or affiliate, or which may affect the legality, validity or enforceability of this Agreement. The Borrower is the subject of several administrative and judicial proceedings before the tax authorities as disclosed in Form 10-K of the Securities and Exchange Commission for the fiscal year ended December 31, 2400. The Borrower believes that the ultimate disposition of these cases will not have a material adverse effect on its business or operation.

          (e) This Agreement constitutes, and the Notes when duly executed and delivered by the Borrower and the Guarantor (as well as each document to be delivered by the Borrower and the Guarantor hereunder or in connection herewith) shall constitute, legal, valid and binding obligations of the Borrower and the Guarantor, enforceable against them in accordance with their respective terms thereof.

          (f) Except for the duty to register the Agreement before the Central Bank of Brazil, no authorization, consent, approval, license, exemption or filing or registration with any court or governmental agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Borrower and the Guarantor of this Agreement and the Notes.

          (g) The obligations of the Borrower and the Guarantor under this Agreement and the Notes do rank and will rank at least pari passu in priority of payment and in all other respects with all other Indebtedness of the Borrower and the Guarantor. There is no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower and the Guarantor, which secures Indebtedness of any Person.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     SECTION 4.01. Conditions Precedent to the Making of the Advances. The obligation of the Bank to make any Advance shall be subject to the following conditions precedent:

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          (a) The Bank shall have received, on or before the Disbursement Date for such Advance, the following documents, each dated on or before such date, in form and substance satisfactory to the Bank:

          (i) This Agreement duly executed by the Borrower and the Guarantor, and a Note duly executed by the Borrower and the Guarantor substantially in the form of Exhibit A hereto;

          (ii) Certified copies of the resolutions of the Board of Directors or equivalent body of the Borrower and the Guarantor approving this Agreement, as applicable, and of all documents evidencing other necessary corporate or other action;

          (iii) Certificates of the Secretary or an Assistant Secretary or other appropriate officer of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower and the Guarantor duly authorized to sign this Agreement and the other documents to be delivered by it hereunder;

          (iv) A letter from the Process Agent referred to and defined in
Section 6.07 hereof, agreeing to act as such Process Agent and to forward forthwith all process received by it as such Process Agent to the Borrower and the Guarantor;

          (v) If the Bank shall so require, the favorable opinion of counsel for the Borrower and for the Guarantor, as to the matters referred to in
Section 3.01 hereof (except subsection (c) thereof), and as to such other matters as the Bank may reasonably request; and

          (vi) Such other documents requested by the Bank which, in the Bank's opinion, are necessary to evidence the Borrower's and/or the Guarantor's ability to execute, deliver and perform this Agreement and the Notes which shall evidence the Advances.

          (b) The following statements shall be true as of the Disbursement Date for the Advance (the Borrower and the Guarantor agrees to issue a certificate to such effect if and when the Bank deems necessary):

          (i) The representations and warranties contained in Section 3.01 of this Agreement are true and correct on and as of that Disbursement Date as though made by the Borrower and the Guarantor on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or would constitute an Event of Default of the Borrower or the Guarantor.

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                                   ARTICLE V

                               EVENTS OF DEFAULT

     SECTION 5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any installment of principal of any Note when due, or shall fail to pay any interest on any Note when due; or

          (b) Any representation or warranty made by the Borrower or by the Guarantor in this Agreement (including any representation or warranty made under Section 3.01 above), or in any certificate, agreement, instrument or statement contemplated hereby or made or delivered pursuant hereto or in connection herewith, shall prove to have been incorrect in any material respect; or

          (c) The Borrower or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower or the Guarantor, as the case may be, by the Bank; or

          (d) Any of the Borrower, the Guarantor or one of their Subsidiaries shall (i) default in any payment of Indebtedness in the aggregate amount equal to or greater than US$20,000,000 beyond the grace period if any (not to exceed 30 days) provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any guarantee, agreement, collateral arrangements or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Bank on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity whether or not such holder or holders exercises its rights of acceleration; or any Indebtedness of the Borrower, the Guarantor or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or

          (e) This Agreement or any Note shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or by the Guarantor, or the Borrower or the Guarantor shall deny that it has any or further liability or obligation hereunder or thereunder; or

          (f) Any provision of any guarantee, aval, mortgage, pledge, security agreement, or other document or agreement executed (whether as a condition precedent to this Agreement or

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subsequent hereto) to guarantee or secure the performance by the Borrower or by the Guarantor of any of its obligations hereunder shall for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the person or entity executing such document or agreement, or such person or entity (or the Borrower or the Guarantor, as the case may be) shall deny any or further liability or obligation hereunder or thereunder; or

          (g) The Borrower or the Guarantor shall be adjudicated bankrupt or insolvent, or shall admit in writing its inability to pay its debts as they mature, or shall make any assignment for the benefit of creditors; or the Borrower or the Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or the Guarantor and shall remain undismissed for a period of 30 days; or any judgment, writ, warrant of attachment of execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or the Guarantor and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy; or

          (h) A material adverse change in the condition (financial or otherwise), business or operations of the Borrower or the Guarantor or any circumstance of a national or international financial, political or economic nature shall occur which gives reasonable grounds to conclude, in the judgment of the Bank, that the Borrower or the Guarantor may not, or will be unable to, perform or observe in the normal course its obligations under this Agreement or the Notes; or

          (i) There shall occur any material change in the ownership of the Borrower or the Guarantor; or

          (j) One or more judgements or decrees shall be entered against the Borrower, the Guarantor or any of its Subsidiaries involving in the aggregate a liability (not paid) of US$20,000.000 or more, and all such judgements or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;

then, and in any such event, the Bank may, by notice to the Borrower and to the Guarantor, (i) declare its obligation to make the Advances to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare, upon notice to the Borrower and the Guarantor, the entire unpaid principal amount of the Advances and the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Borrower and/or the Guarantor shall be obligated forthwith to make payment of the Advances, the Notes, all such interest and all such amounts without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and by the Guarantor.

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                                  ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 6.02. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor, as the case may be, to any other or further notice or demand in similar or other circumstances.

     SECTION 6.03. Address for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at Av. Engenheiro Alberto de Zagottis, 352, Sao Pablo, Brasil; if to the Guarantor, mailed or delivered to it, addressed to it at c/o Panamco, L.L.C. 701 Waterford Way, Suite 800 Miami, Florida, 33126, and if to the Bank, mailed or delivered to it, addressed to it c/o Citibank, N.A., at 399 Park Avenue, New York, N.Y., 10043,
Attention: Brazilian Desk, or, as to each party, at such other address as may be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 6.03. All notices, requests, demands, and other communications provided for hereunder shall be effective when deposited in the mails or delivered to the telegraph company, addressed as aforesaid, except that notices from the Borrower or the Guarantor to the Bank made pursuant to Article II hereof shall not be effective until received by the Bank.

     SECTION 6.04. Costs and Expenses. The Borrower and/or the Guarantor shall pay on the Bank's first demand all losses, costs and expenses, if any (including reasonable external legal fees and expenses connected therewith), incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, the Notes and the instruments and documents to be delivered hereunder.

     SECTION 6.05. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank (or any other branch of Citibank, N.A., or any affiliate or subsidiary thereof) to or for the

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credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower and the Guarantor now or hereafter existing under this Agreement and the Notes delivered hereunder, irrespective of whether the Bank shall have made any demand under this Agreement or any Note and whether such obligations may be unmatured. The Bank agrees promptly to notify the Borrower or the Guarantor, as the case may be, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other tights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     SECTION 6.06. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Note in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (b) The obligation of the Borrower and the Guarantor in respect of any sum due from it to the Bank hereunder or under any Notes shall, notwithstanding any judgment in currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Bank in United States Dollars, the Borrower and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Bank in United States Dollars, the Bank agrees to remit to the Borrower or the Guarantor, as the case may be, such excess.

     SECTION 6.07. Consent to Jurisdiction; Waiver of Immunities. (a) The Borrower and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the Notes, and the Borrower and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such New York State or Federal court. The Borrower and the Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and the right to a jury trial. The Borrower and the Guarantor hereby irrevocably appoints CT CORPORATION SYSTEM (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, United States of America, as their agent to receive on behalf of the Borrower and the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower and the Guarantor in care of the Process Agent at the Process Agent's above address, and the Borrower and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower and the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower and the Guarantor at its address specified in Section 6.03 above. The Borrower and the Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 6.07 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower the Guarantor or their property in the courts of any other jurisdictions.

          (c) To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower and the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any Note.

     SECTION 6.08. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without giving effect to the conflicts of law rules of the State of New York.

     SECTION 6.09. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Bank and their respective successors and assigns, except that the Borrower and the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign all or any part of, or any interest in, its rights and benefits hereunder and under any instrument delivered hereunder, and in connection with such assignment may transfer to the assignee thereof such information concerning the Borrower and the Guarantor as the said assignee may reasonably require (unless and to the extent expressly prohibited by applicable law). To the extent of such assignment, such assignee shall have the same rights and benefits against the Borrower and the Guarantor as it would have had if it were the Bank hereunder.

     SECTION 6.10. Transfer of Information. The Borrower and the Guarantor hereby authorizes the Bank to transfer to any other branch of Citibank, N.A., or any affiliate or Subsidiary thereof, regardless of location, or any assignee such information about the Borrower and the Guarantor as the Bank may acquire or come to acquire, including without limitation information concerning the credit relationship between the Bank and the Borrower and between the Bunk and the Guarantor.

     SECTION 6.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such

                                      l4
prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.12. Further Assurances. The Borrower and the Guarantor hereby agrees to execute and deliver, at the request of the Bank, such additional documentation as may be reasonable requested from time to time by the Bank to evidence their respective obligations hereunder.

                                  ARTICLE VII

           AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR

     SECTION 7. AFFIRMATIVE COVENANTS. Each of the Borrower and the Guarantor covenants and agrees, as applicable, that on and after the date of this Agreement and until all obligations under this Agreement has terminated and the Loan and the Note, together with interest, fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          7.1 Information Covenants. The Borrower and the Guarantor will furnish to the Bank:

          (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each quarter of each fiscal year, quarterly balance sheets and the related statements of income of the Borrower and the Guarantor and statements of cash flow of the Borrower (prepared in accordance with US GAAP) and the Guarantor for the period ended on such date;

          (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Guarantor, the Holding Company of the Borrower and the Borrower, audited statements of financial condition of the Guarantor and non-audited statements of financial condition of the Borrower (prepared in accordance with US GAAP) as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified in the case of the Guarantor by independent certified public accountants reasonably acceptable to the Bank, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Guarantor, which audit was conducted in accordance with U.S. GAAP, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(a) and (b), a certificate of an authorized officer of the

Borrower and the Guarantor to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower or the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the Guarantor or (y) with respect to any Credit Document and (iii) any other event which is likely to have a Material Adverse Effect on the Borrower or the Guarantor.

          (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which each of the Borrower and the Guarantor shall send to any of its security holders or file with any national securities exchange in Brazil or Panama, any other Brazilian or Panamanian governmental agencies, as applicable.

          (f) Other Information. From time to time, such other information or documents respecting the business, financial condition, operations, performance, properties or assets of the Borrower as the Bank may reasonably request. Such information shall be treated at all times as confidential.

          7.2 Books, Records and Inspections. The Borrower and the Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with U.S. GAAP (but excluding the Borrower, which will keep proper books of records and account in accordance with US GAAP) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Guarantor will permit officers and designated representatives of the Bank to visit and inspect, under guidance of officers of the Borrower or the Guarantor any of the properties of the Borrower and the Guarantor, and to examine the books of record and account the Borrower and the Guarantor, and discuss the affairs, finances and accounts of the Borrower and the Guarantor with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

          7.3 Maintenance of Property Insurance. Each of the Borrower and the Guarantor will (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all relevant property, and (iii) furnish to the Bank, upon written request, full information as to the insurance carried.

          7.4 Corporate Franchises. The Borrower and the Guarantor will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and parents; provided, however, that nothing in this Section

7.4 shall prevent the withdrawal by the Borrower and the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on the Borrower or the Guarantor.

          7.5 Compliance with Statutes, etc. The Borrower and the Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non compliance as could not, in the aggregate, have a Material Adverse Effect on the Borrower or the Guarantor.

          7.6 Performance of Obligations. The Borrower and the Guarantor will perform all its obligations under the terms of each of the Credit Documents, other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a Material Adverse Effect on the Borrower or the Guarantor.

          7.7 Management. Each of the Borrower and the Guarantor shall continue to engage in business of the same general type as now conducted by them and preserve, renew and keep in full force and effect its corporate management. Any event shall not prevent the withdrawal by each of the Borrower and the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on the Borrower or the Guarantor.

          7.8 Change in Control. Suffer, or allow its Subsidiaries to suffer, a Change in Control. Change in Control means:

          a. the failure of the Shareholders (as defined in the Voting Trust Agreement) parties to the Voting Trust Agreement to collectively to:

          (i) own, directly or indirectly, on the date hereof and until all Obligations owing under this Agreement are paid in full

          (ii) control directly, or indirectly, whether by the percentage of ownership of Voting Stock imposed by any applicable law, the possession of voting power or otherwise, the power to direct the affairs or control the composition of at least a majority of the board or directors, management committee, or other equivalent body, of the Borrower orb. dissolution or termination of the Voting Trust Agreement;

          c. The failure of The Coca Cola Company or any successor thereto ("TCCC") to own (as a result of a sale by TCCC of such Common Stock described below), directly or indirectly, on the Borrowing Date and until all Obligations owing under this Agreement and other Credit Documents are paid in full and all Commitments have expired, at least 20% of the outstanding Class B Common Stock of the Borrower, 22.6% of the outstanding Class A Common
Stock of the Borrower and 100% of the outstanding Class C Preferred Stock of the

Borrower, in each case, on a fully diluted basis, free and clear of all Liens

                                ARTICLE VIII

            NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR

SECTION 8. The Borrower and the Guarantor covenants and agrees, as applicable, that on and after the date hereof and until the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.1 Liens. Neither the Borrower nor the Guarantor will incur, assume, suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or the Guarantor whether now owned or hereafter acquired, provided that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of the following (i) Permitted Liens (Liens described below are herein referred to as "Permitted Liens"):

          (a) pledges or deposits by such Persons under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases for which such Person is a party, or deposits to secure government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Persons, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in which case incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers, warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', producers' and good faith by appropriate proceedings or other Liens arising out of judgement or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings of review;

          (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (d) Minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to sue of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (e) Liens existing on or provided for under the terms of arrangements existing on the Execution Date;

          (f) Liens on property at the time the Borrower or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Borrower; provided however, that any such Lien may not extend to any of its property owned by the Borrower or any of its Subsidiaries;

          (g) Liens securing hedge agreements as long as (i) such hedge agreements are of the type customarily entered into in connection with, and are entered into for, the bona fide purpose of reducing financial risk relating to interest rate or foreign exchange fluctuations, and (ii) the collateral securing obligations in respect of such hedge agreements consists only of cash or cash equivalents, and does not exceed in market value on any date an amount equal to 1.5% of consolidated tangible assets of the Borrower (calculated as of the end-date of the last quarter for which consolidated financial statements have been distributed);

          (h) Liens on accounts receivable, inventory or bottles and cases to secure working capital or revolving credit indebtedness incurred by any Subsidiary in the ordinary course of business;

          (i)  Purchase Money Liens;

          (j) Liens securing only indebtedness of a Subsidiary of the Borrower to the Borrower or one or more Subsidiaries of the Borrower;

          (k) Liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of bottling facilities financed through indebtedness issued by TCCC or any subsidiary of it;

          (1) Liens resulting from the deposit funds or evidences of indebtedness in trust for the purpose of defeasing indebtedness in trust for the purpose of defeasing indebtedness of each of the Borrower and the Guarantor or any of its Subsidiaries;

          (m) Legal or equitable encumbrances deemed to exit by reason of negative pledges or the existence of any litigation or other proceeding and any related lis pendent filing (excluding any attachment prior to judgement, judgement lien or attachment lien in aid of execution on a judgment);

          (n) Rights of a common owner of any interest in property held by such Person;

          (o) Liens on property or shares of stock or another Person at the same time such other Person becomes a Subsidiary of such Person; provided however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such person; provided further, however, that such Lien may not extend to any other property owned by such person or any of its Subsidiaries;

          (p) Any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operations of the business of such Person;

          (q) Liens in favor of the issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of business; provided however, that the obligations in respect of such letters of credit do not constitute indebtedness;

          (r) Liens arising in connections with capitalized leases in an aggregate principal amount not to exceed US$75,000,000 at any time outstanding, and

          (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any indebtedness secured by any Lien referred to in the foregoing clauses (e) to (l) above; provided however, that (i) such new Lien (plus improvements on or to such property) and
               (ii) the indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of the indebtedness described under clauses (e) through (l) above at the time the original Lien became a Permitted Lien this Agreement and any amount greater, committed amount of the indebtedness described under clauses (e) through (l) at the time the original Lien because a Permitted Lien under this Agreement and any amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

          (ii) Liens securing Indebtedness if after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) all Indebtedness of the Borrower and its Subsidiaries secured by Liens (other than Permitted Liens), at the time of determination would not exceed 10 % of the Consolidated Net Assets of the Guarantor.

          8.2 Consolidation, Merger, etc. The Borrower shall not without the written consent of the Bank, merge, with or into or consolidate with or into any Person, or permit any of it Subsidiaries to do so, unless: (i) either (a) such merger or consolidation is between the Borrower's and its Subsidiaries or Affiliates or between any of the Borrower's Subsidiaries or Affiliates, (b) the Borrower shall be the continuing person in the case of a merger or (c) the resulting surviving Person if other than the Borrower (the "Successor
Company") shall expressly assume, by a written agreement, executed and delivered to the Bank, in form satisfactory to the Bank, all the obligations of the Borrower under the Credit Documents; (ii) immediately after giving effect to such transaction (and treating any debt which becomes an obligation of the Successor Company or any Subsidiary of the Borrower or the Successor Company or such Subsidiary at the time of such transaction), no Default would occur or be continuing and the Borrower shall have delivered to the Bank an officer's certificate to that effect; and (iii) except in the case of a merger or consolidation under clause (i) (a) above, the Borrower shall have delivered to the Bank an officer certificate and an opinion of counsel, each stating that such consolidation or merger and such written agreement comply with the Credit Documents and, if such consolidation or merger results in a Successor Company, that such written agreement continues to be legal, valid and binding obligation of the Successor Company, enforceable against such entity in accordance with its terms, subject to customary exceptions.

          8.3 Transactions with Affiliates. Neither the Borrower nor the Guarantor will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or the Guarantor, as applicable, other than on terms and conditions substantially as favorable to the Borrower or the Guarantor as would be obtainable by the Borrower or the Guarantor, at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          8.4 Minimum Net Worth. The Guarantor shall maintain at all times a minimum Consolidated Net Worth of not less than (i) U.S. $ 1,050,000,000 during the 2001 calendar year, (ii) U.S. $ 1,150,000,000 during the 2002 calendar year and (iii) US$1,250,000,000 during the 2003 calendar year.

          8.5 Reduction of Stated Capital. The Borrower shall not, without the prior written consent of the Bank, permit a decrease or reduction of its stated capital as of the date hereof at any time that the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are outstanding and unpaid in full.

          8.6 Limitation on ; Modifications of the Borrower's Certificate of Incorporation and By-laws. The Borrower and the Guarantor shall report to the Bank within 10 business days any material amendment, modification or change of its certificate of incorporation and by-laws, or after any of them they have taken any other action in connection with any constitutional document that would reasonably by likely to result in Material Adverse Effect.

          8.7 Change in Nature of Business. The Borrower and the Guarantor shall not without the prior consent of the Bank, make, or permit any of its Subsidiaries to make, any material change in the nature and conduct of the business of the Borrower and of the Guarantor and its Subsidiaries as carried out on the date of this Agreement.

          8.8 Financial Covenants Applicable to the Borrower. The Borrower and its Brazilian Affiliates shall not incur or suffer to exist any Indebtedness in an aggregate amount greater than US$250,000,000.

                                  ARTICLE IX

                                   GUARANTY

SECTION 9.1 The Guarantor hereby unconditionally and irrevocably guarantees and promises to pay to the Bank on demand any and all obligations of the Borrower under this Agreement and agrees to pay any and all out-of-pocket costs and expenses and reasonable fees and disbursements of counsel (including the allocated costs of staff counsel) incurred by the Bank in enforcing any rights under this Agreement. The word "Obligations" is used herein in its most comprehensive sense and includes all obligations and liabilities of the Borrower to the Bank under any loan agreement, promissory notes or other instruments to which the Borrower is a party, whether absolute of contingent, liquidated or unliquidated, for principal, interest, fees, indemnities, costs and expenses and all other amounts payable under or in connection with the Credit.

SECTION 9.2. (a) The Guarantor's obligations hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether and action in brought against the Borrower or any other obligor in respect of the Obligations or whether the Borrower or any other obligor in respect of the Obligations is joined in any such action or actions.

          (b) The obligations of the Guarantor under this Agreement are absolute and unconditional, and the Guarantor guarantees that the Obligations will be paid in full on demand when due (whether at stated maturity, by required prepayment, by acceleration, on demand otherwise) in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto or any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a guarantor.

          (c) This Guaranty shall in all respects remain in full force and effect (notwithstanding, without limitation, the dissolution, liquidation, bankruptcy, insolvency or reorganization of the Borrower or any other obligor in respect of the Obligation), unless and until all of the Obligations have been finally paid in full.

          (d) This Guaranty shall in all respects continue in full force and effect or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned for any reason, including, without limitation, because of any change in the corporate existence or structure or ownership of the Borrower or because the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other obligor in respect of the Obligations or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar power with respect to the Borrower or any such other obligor or any material part of its assets, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the Obligations shall any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case of proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations, and the other obligations hereunder, without any further notice or demand.

          (e) Without limiting the foregoing, the Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to (i) renew, extend, accelerated, compromise, settle restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations, or otherwise change the terms of the Obligations or any part thereof; (ii) take and hold security for the payment of this Guaranty of the Obligations or the obligations of other obligors in respect of the Obligations and enforce any such security, (iii) apply such security and direct the order or manner of sale thereof or sell, exchange, release, compromise, settle, waive or surrender any such security; and (iv) take, hold, exchange, release, compromise, settle, amend or waive, or consent to the departure from the terms of, any guaranty or other agreement relating to the obligations of any other obligor in respect of the Obligations. The Bank shall have no obligation to perfect, secure, protect or insure any collateral agreement or any collateral and the Guarantor's liability hereunder shall not be affected by the non-perfection, invalidity or unenforceability of any collateral or collateral agreement.

          (f) Notwithstanding any payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the Borrower or any other person or to any collateral or other rights or interests held of the payment of the Obligations of the Guarantor hereunder have been finally paid in full. If the Guarantor shall receive any payment on account of any subrogation rights at any time when all the Obligations and the Guarantor's obligations hereunder shall not have been paid in full, any amount so paid will be held in trust by the Guarantor and promptly turned over to the Bank to be applied first to the Obligations until paid in full and thereafter to the Guarantor's obligations hereunder.

          (g) Guarantor's liability under this Guaranty shall be unconditional irrespective of (i) any exchange, release or non-perfection of any collateral securing payment of any Obligations, (ii) the existence of any claim, set-off or other rights which we may have at any time against the Borrower, the Guarantor, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, (iii) any statute of limitation, (iv) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower or the Guarantor, other than the payment in full of the Obligations and (v) an occurrence of an Event of Sovereign Risk, as such term is defined below.

          (h) The Guarantor unconditionally waives any right to require the Bank to (i) proceed against the Borrower or any other obligor in respect of the Obligations, (ii) proceed against or exhaust any security held directly or indirectly on account of the Obligations, or (iii) pursue any other remedy in the Bank's powers whatsoever Guarantor unconditionally waives any defense arising by reason of any disability or other legal or equitable defense of the Borrower by reason of the cessation from any cause whatsoever of the liability of the Borrower other than final payment in full in cash of the Obligations. The Guarantor waives all diligence, presentments, protest, notices of protest, notices of dishonor, notices of non-payment, acceptance and notices of acceptance of this Guaranty.

          (i) All payments by Guarantor hereunder shall be made in freely transferable United States Dollars in same day funds free and clear of all taxes or other deductions levied or assessed by any domestic or foreign governmental entity. Such payments shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed, levied, assessed, collected or required to be withheld by any government or political subdivision or taxing authority thereof. In the event that Guarantor shall be compelled by law to make any such deduction, then it shall pay such additional amounts as may be necessary to ensure that the net amount received by the Bank shall equal the amount it would have received if such withholding would not have been made, and Guarantor shall furnish copies of the receipts evidencing that such taxes have been paid within 30 days after such taxes are due.

For the purpose hereof an "Event of Sovereign Risk" means any of the following:

     (a) any war (whether or not declared), revolution, insurrection, civil strife or hostile acts,

     (b) the promulgation, operation or enforcement of any law, act, decree, regulation or other similar event, ordinance, order, policy or determination (herein, a "Brazilian Law"), or any modification of or change in the interpretation of any Brazilian Law, by any National Governmental Authority (as herein defined), including without limitation the imposition of any moratorium on, required rescheduling of, or required approval of the payment of any indebtedness,

     (c) the failure or refusal by the Central Bank of Brazil (or other governmental authorities of Brazil with comparable jurisdiction) to exchange, or to approve or permit the exchange of, the then-lawful currency of Brazil for Dollars, or any other action of any National Governmental Authority that has the effect of prohibiting or restricting such exchange or the transfer of funds outside Brazil,

     (d) the unavailability of Dollars in the exchange market therefor in Brazil in accordance with normal commercial practice for the purpose of transactions such as the transactions contemplated herein,

     (e) any expropriation, confiscation, requisition, nationalization, or other action by any National Governmental Authority which, directly or indirectly, deprives Issuer, any other branch or affiliate of Citibank, N.A. in Brazil, of its ownership or control of the benefits of all or a substantial portion of its assets located in Brazil or the revenues attributable thereto,

     (f) a declaration of banking moratorium or any suspension of payments by banks in Brazil, or the imposition by any National Governmental Authority of any moratorium on, required rescheduling of, or required approval of, the payment of any indebtedness in Brazil,

     (g) any disruption in the bank payments system which prevents Issuer from paying Dollars in the manner contemplated by the Credit Instruments, or

     (h) any suspension, relinquishment or termination of the operations of Issuer, any other branch or affiliate of Citibank, N.A. in Brazil, or a result of any event of the kinds referred to in clauses (a)-(g) above or as the result of the threat of any such event.

     "National Governmental Authority" means, at any time, the government of Brazil or any political subdivision thereof or any other office, agency or instrumentality thereof, including the Central Bank of Brazil or any successor thereto, or any other authority asserting governmental, military or political power of any kind at such time in Brazil, whether or not such authority is recognized as a de facto or de jure government.

SECTION 9.3 The Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any extension of credit by the Bank to the Borrower; (ii) presentment and demand for payment of any of the Obligation; (iii) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations: and (iv) all other notices to which the Guarantor might otherwise be entitled.

SECTION 9.4 This is a continuing guaranty and shall (i) remain in full force and effect until the Bank shall have received written notice from the Guarantor that has been revoked, but any such notice shall not release the Guarantor from any liability as to any Obligation or the Guarantor's obligations hereunder (including any contingent liability) existing at the time of such notice (ii) be binding upon the Guarantor and the Guarantor's successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Bank and the Bank's successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer all or any portion of the Bank's rights and obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits thereof granted to the Bank herein or otherwise.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SPAL INDUSTRIA BRASILEIRA DE              CITIBANK, N.A. -- INTERNATIONAL
BEBIDAS S.A.                              BANKING FACILITY


By:                                        By:
   --------------------------                 ----------------------------
   Name:                                      Name:
   Title:

By:
   --------------------------
   Name:
   Title:


PANAMERICAN BEVERAGES, INC.,

By:
   --------------------------
   Name:
   Title:

WITNESSED BY:

-----------------------------
-----------------------------

                                   EXHIBIT A

                         ADDENDUM -- CREDIT AGREEMENT

          This Addendum -- Credit Agreement (the "Addendum"), made as of this June 4th, 2001, by and among Spal Industria Brasileira de Bebidas S.A. (the "Borrower"), Panamerican Beverages Inc. (the "Guarantor") and CITIBANK, N.A. --INTERNATIONAL BANKING FACILITY (the "Bank"),

                                 WITNESSETH:

          WHEREAS, the Borrower, the Guarantor and the Bank entered into a Credit Agreement dated as of June lst, 2001 (the "Credit Agreement" -- capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement);

          WHEREAS, pursuant to Section 2.02(b) of the Credit Agreement, as a condition precedent to any Advance to be made by the Bank pursuant to the Credit Agreement, the Borrower, the Guarantor and the Bank are required to execute an Addendum to the Credit Agreement substantially in the form of Exhibit A thereto;

          WHEREAS, the Borrower, the Guarantor and the Bank have determined that the Bank will extend an Advance pursuant to that agreement in the amount of Fifteen Million United States Dollars (US$ 15,000,000) as of June 1st, 2001, and therefore have determined to execute this Addendum in connection with that Advance to satisfy the requirement of Section 2.02(b) to that effect;

          NOW THEREFORE, the Borrower, the Guarantor and the Bank do hereby agree as follows:

          Section 1. Amendment to the Credit Agreement. The Borrower, the Guarantor and the Bank have executed this Addendum as a condition precedent to the referenced Advance, in satisfaction of the requirements of Section 2.02(b) of the Credit Agreement. This Addendum shall also constitute an amendment to the Credit Agreement pursuant to Section 6.02 thereof, such that following the execution of this Addendum, the Credit Agreement shall be deemed to be amended to the effect set forth herein.

          Section 2. Making the Advance. Subject to the satisfaction of the conditions precedent to each Advance set forth in Section 2.02(a) of the Credit Agreement, the referenced Advance shall be disbursed by the Bank on June 4th, 2001 (which shall be the "Disbursement Date" for that Advance). The Borrower and the Guarantor hereby confirms that the statements set forth in
Section 4.01(b) of the Credit Agreement are true as of the date hereof. To effect the referenced Advance, the Bank shall pay Fifteen Million United States Dollars (US$ 15,000,000) to that account number 36125649 at Banco Citibank S.A., to be then transferred to the relevant beneficiary's account as the Borrower may determine.

          Section 3. Repayment of the Advance. Except as may otherwise be specifically provided herein or in the Credit Agreement, the Borrower or the Guarantor shall repay the principal amount of the Advance in one single installment, in the amount Fifteen Million United States Dollars (US$ 15,000,000). Such payment shall be due and payable on June 4th, 2003. The Borrower or the Guarantor shall direct payment to the Bank on that date of the amount of United States Dollars due hereunder (and under the Credit Agreement) with respect to the referenced Advance in accordance with Section 2.04 (b) of the Credit Agreement.

          Section 4. Interest. With regard to each calendar day that interest shall accrue on obligations of the Borrower, the race of interest to be applied to interest obligations of the Borrower with respect to the referenced Advance shall be 5,96% per annum, as provided in Section 2.04 (b) of the Credit Agreement. Notwithstanding anything which may be to the contrary herein or in the Credit Agreement, any amount which is not paid on the date such amount shall become due and payable hereunder and under the Credit Agreement shall bear interest from that due date until the date the Bank receives such amount, at an interest rate equal at all times to 2,00% (Two hundredth percent) per annum above SIX- MONTH LIBOR (determined as of such due date) for the length of time the relevant payment is not made.

          IN WITNESS WHEREOF, the Borrower, the Guarantor and the Bank have executed this Addendum as of the date first above written.

SPAL INDUSTRIA BRASILEIRA DE              CITIBANK, N.A. -- INTERNATIONAL
BEBIDAS S.A.                              BANKING FACILITY


By:                                        By:
   --------------------------                 ----------------------------
   Name:                                      Name:
   Title:

By:
   --------------------------
   Name:
   Title:


PANAMERICAN BEVERAGES, INC.,

By:
   --------------------------
   Name:
   Title: WITNESSED BY:

-----------------------------         -----------------------------------